Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11

*CUSIP:	21988G171	Class	A-1
	21988GCR5	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 1, 2012

INTEREST ACCOUNT

Balance as of November 1, 2011		$0.00
Scheduled Income received on securities		$975,000.00
Unscheduled Income received on securities		$0.00

LESS:
Distribution to Class A-1 Holders	-$	881,250.00
Distribution to Class A-2 Holders	-$	93,750.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of May 1, 2012		$0.00

PRINCIPAL ACCOUNT

		-$881,250.0
Balance as of November 1, 2011		$0.00
Scheduled Principal received on securities		$0.00

LESS:
Distribution to Holders	-$	0.00
Balance as of May 1, 2012		$0.00

UNDERLYING SECURITIES HELD AS OF May 1, 2012

Principal Amount	Title of Security
$30,000,000	Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
*CUSIP: 50075NAC8

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.